EXHIBIT 2.03

                        ARTICLES OF AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                             TZAAR CORPORATION




                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                             TZAAR CORPORATION

     Tzaar Corporation, a Nevada corporation organized under the laws of the State of Nevada, November 3, 1986, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of

Nevada Revised Statute, Chapter 78.385.

                                     I

     Pursuant to resolution duly adopted by the shareholders of the corporation on August 10, 1989, 6,300,000 shares of the issued common voting stock are to be cancelled by the corporation and returned to authorized shares, leaving 100,000,000, $.001 par value common shares authorized, of which 6,584,039 shares are issued and outstanding with a stated capital of $6,584.04.

                                     II

     The number of shares outstanding in the Corporation is 6,584,039, The number of shares entitled to vote on the amendment is 6,584,039.  All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                    III

     The number of shares that voted in favor of the above amendments was

3,929,754.  The number of shares that voted against the above amendments was 0.


     DATED this 10th day of August 1989.

                              TZAAR CORPORATION

                         By:  /s/ William C. Grant, President
                              -------------------------------
                              William C. Grant, President

Attest:   /s/ Glen F. Galbraith
          ----------------------
          Glen F. Galbraith, Secretary


STATE OF WASHINGTON )
                    :ss
COUNTY OF SPOKANE   )

     I, Daena H. Skobalski, a Notary Public, do hereby certify that on this the 10th day of August, 1989, personally appeared before me William C. Grant and Glen F. Galbraith, who being by me first duly sworn, declared that they are, respectively, the President and Secretary of the Corporation, and that they signed the foregoing document as President and Secretary, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of August, 1989.

                              /s/ Daena H. Skobalski
                              ----------------------
                              NOTARY PUBLIC
                              Residing at:   Spokane

My Commission Expires:
6-4-90